Exhibit 3.39

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ANKER GROUP, INC.

(Pursuant to Sections 228, 242 and 245 of the General

Corporation Law of the State of Delaware)

Anker Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

FIRST:                                                        The name of the Corporation is “Anker Group, Inc.”  and the name under which the Corporation was originally incorporated is “Vebe International, Inc.”  The date of filing its original Certificate of Incorporation with the Secretary of State was September 1, 1978.

SECOND:                                         This Amended and Restated Certificate of Incorporation (this “Certificate”) amends and restates in its entirety the Restated Certificate of Incorporation of the Corporation.  This Certificate has been approved by the directors of the Corporation and duly adopted by the stockholders in the manner and by the vote prescribed by Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

THIRD:                                                   This Certificate will become effective immediately upon its filing with the Secretary of State of the State of Delaware.

FOURTH:                                        Upon the filing with the Secretary of State of the State of Delaware of this Certificate, the Certificate of Incorporation of the Corporation will be amended and restated in its entirety to read as follows:

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SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HUNTER RIDGE, INC.

1.                                      The name of the corporation is Hunter Ridge, Inc.

2.                                      The registered office and registered agent of the corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.  The principal place of business of the Company will be at such address or such other place as the Board of Directors of the Company may from time to time determine.

3.                                      The purpose of the incorporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                      The total number of shares of all classes of capital stock which the corporation is authorized to issue shall be 13,200 shares, which shall consist of six classes as follows:  a) 500 shares of Class A Common Stock having a par value of $100 per share, b) 500 shares of Class B Common Stock having a par value of $100 per share, c) 200 shares of Class A preferred stock having a par value of $1.00 per share, d) 10,000 shares of Class B Preferred Stock having a par value of $2,500.00 per share, e) 1,000 shares of Class C Preferred Stock having a par value of $13,000 per share, and f) 1,000 shares of Class D Preferred Stock having a par value of $7,000 per share.

4.1                               The Class A Preferred Stock shall have the following powers, preferences and other rights and the following qualifications, limitations and restrictions:

(A)                               Voting.  Except as otherwise provided by law, the holders of the Class A Preferred Stock shall have no voting rights on matters put to a vote of the stockholders of the corporation.

(B)                               Dividends.  The holders of record of the Class A Preferred Stock shall be entitled to receive, as and when declared by the directors, dividends as follows:  From and after January 1, 1991, fixed cumulative preferential dividends at the rate of nine and nine-tenths percent (9.9%) per annum on the Liquidation Value of the Class A Preferred Stock and no more, such dividends to accrue whether or not declared and be cumulative from said date and to be payable annually on December 31 of each year.  Such dividends shall be cumulative and no dividend shall be declared, paid or set apart for payment upon the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock or the Common Stock of the corporation unless all then unpaid and accumulated dividends on the Class A Preferred Stock up to and including the dividend payment of the last completed period for which such dividends shall be payable shall have been declared and paid or set apart for payment.  Dividends on account of arrearages for any past dividend may be declared and paid at any time without reference to any regular dividend payment date.

(C)                               Liquidation.  In the event of the liquidation, dissolution or winding-up of the corporation or other distribution of assets of the corporation among stockholders for the purpose of winding up its affairs, the holders of the Class A Preferred Stock shall, before any amount shall be paid to or any property or assets of the corporation distributed among the holders of the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock or the Common Stock of the corporation, be entitled to receive a sum equal to $10,000.00 per share (the “Liquidation Value of the Class A Preferred Stock”) together with the accrued and unpaid dividends (which for such purpose shall be calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which dividends have been paid up to and including the date of distribution).  After payment to the holders of the Class A Preferred Stock of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the corporation.  In the event the amounts above provided for cannot be paid in full as above provided in respect of the Class A Preferred Stock then outstanding, the holders of shares of Class A Preferred Stock then outstanding shall share ratably in any amounts available for such payments.

(D)                               Mandatory Redemption.  On December 31, 1996, (the “Class A Redemption Date”), the corporation shall, out of funds legally available therefor, redeem the Class A Preferred Stock in whole at a redemption price equal to $10,000 per share together with all accrued and unpaid dividends (which for such purpose shall be calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which dividends have been paid up to and including the date of redemption); provided, however, that if, as of the Class A Redemption Date, the corporation shall not have funds legally available therefor sufficient to redeem all shares of Class A Preferred Stock then outstanding, then the corporation shall redeem on such date such number of shares of Class A Preferred Stock as it shall have funds legally available therefor and the remainder of the shares of Class A Preferred Stock outstanding after such redemption shall be redeemed promptly from time to time as the corporation shall have funds legally available therefore.  In the event that less than all of the shares of Class A Preferred Stock then outstanding are to be redeemed, the shares shall be redeemed pro rata.  On and after the Redemption Date and until the corporation shall have redeemed all of the shares of the Class A Preferred Stock in accordance with this Section 4.1(D), no dividend shall be declared, paid or set apart for payment upon the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock or the Common Stock of the corporation.

4.2                               The Class B Preferred Stock shall have the following powers, preferences and other rights and the following qualification, limitations and restrictions:

(A)                               Voting.  Except as otherwise provided by law, the holders of the Class B Preferred Stock shall have no voting rights on matters put to a vote of the stockholders of the corporation.

(B)                               Dividends.  The holders of record of the Class B Preferred Stock shall be entitled to receive, if, as and when declared by the directors, dividends as follows:  From and after the date of issuance of the Class B Preferred Stock, fixed non-cumulative preferential dividends at the rate of five percent (5%) per annum on the Liquidation Value of the Class B Preferred Stock and no more.  No dividend shall be declared, paid or set apart for payment upon the Class C Preferred Stock, the Class D Preferred Stock or the Common Stock of the corporation in any calendar year unless dividends on the Class B Preferred Stock for such full calendar year shall have been declared and paid or set apart for payment.

(C)                               Liquidation.  In the event of the liquidation, dissolution or winding-up of the corporation or other distribution of assets of the corporation among stockholders for the purpose of winding up its affairs, the holders of the Class B Preferred Stock shall, before any amount shall be paid to or any property or assets of the corporation distributed among the holders of the Class C Preferred Stock, the Class D Preferred Stock or the Common Stock of the corporation, be entitled to receive a sum equal to $2,500.00 per share (the “Liquidation Value of the Class B Preferred Stock”) together with any declared but unpaid dividends.  After payment to the holders of the Class B Preferred Stock of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the corporation.  In the event the amounts above provided for cannot be paid in full as above provided in respect of the Class B Preferred Stock then outstanding, the holders of shares of Class B Preferred Stock then outstanding shall share ratably in any amounts available for such payments.

4.3                               The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions, in respect of each class of Common Stock are as follows:

(A)                               Voting Rights.  Each share of Common Stock of each class shall entitle the holder to one vote.  Except in the election or removal of directors or as otherwise provided by law or elsewhere in this Certificate or in the by-laws of the corporation, on each matter submitted to stockholders for their approval the affirmative vote of a majority of all outstanding shares, without regard to class, shall be required for approval.

(B)                               Election or Removal of Directors.  There shall be two classes of directors, Class A Directors and Class B Directors.  In the election of directors, the holders of the outstanding Class A Common Stock shall be entitled as a class to nominate and elect the Class A Directors and the holders of the outstanding Class B Common Stock shall be entitled as a class to nominate and elect the Class B Directors.  Only the holders of Class A Common Stock shall be entitled to remove a Class A Director and fill a vacancy caused by the removal, death or resignation of a Class A Director and only the holders of Class B Common Stock shall be entitled to remove a Class B Director and fill a vacancy caused by the removal, death or resignation of a Class B Director.  In any election of directors or any action by the stockholders to remove a director or to fill a vacancy on the board of directors, each share of Common Stock shall entitle the holder to a number of votes equal to the number of directors to be elected; such stockholder may cast all of such votes for a single director or may distribute them among the directors to be voted for as such stockholder may see fit.

(C)                               Convertibility of Common Stock.  Shares of Common Stock of the corporation shall be convertible from one class of Common Stock to another at the request of the holder or holders thereof and with the approval of the board of directors or stockholders as provided therein.

4.4                               The Class C Preferred Stock shall have the following powers, preferences and other rights and the following qualifications, limitations and restrictions:

(A)                               Voting.  Except as otherwise provided by law, the holders of the Class C Preferred Stock shall have no voting rights on matters put to a vote of the stockholders of the corporation.

(B)                               Dividends and Special Dividends.

(i)                                     The holders of record of the Class C Preferred Stock shall be entitled to receive, as and when declared by the directors, dividends as follows:  From and after January 1, 1996, cumulative preferential dividends in an amount equal to four percent (4%) of the Excess Gross Realization from Area A Coal (as hereinafter defined) during the immediately preceding calendar year, or during so much of such calendar year as such holders’ shares of Class C Preferred Stock were outstanding, and no more, such dividends to accrue whether or not declared and be cumulative from said date and to be payable annually no later than February 15 of each year or, if February 15 is not a day when banks are open for business in Pittsburgh, Pennsylvania, the next succeeding business day.  Such dividends shall be cumulative and no dividend shall be declared, paid or set apart for payment upon the Common Stock of the corporation unless all then unpaid and accumulated dividends on the Class C Preferred Stock up to and including the dividend payment of the last completed period for which such dividends shall be payable shall have been declared and paid or set apart for payment.  Dividends on account of arrearages for any past dividend may be declared and paid at any time without reference to any regular dividend payment date.

(ii)                                  As used in this section 4.4, the following terms shall have the following meanings:  Excess Gross Realization from Area A Coal during a calendar year means Gross Realization from Area A Coal in excess of 1.35 million tons during such calendar year.  Gross Realization from Area A Coal means the aggregate sale price obtained by the Area A Mining Companies

(as hereinafter defined), f.o.b. rail or truck at the loading point, for all Area A Coal produced and sold by the Area A Mining Companies and the sale of which was accrued on the books of the Area A Mining Companies during such calendar year.  Area A Coal means coal which has been produced from the reserves identified as Area A in that certain Area A Designation Agreement made as of the 28th day of December, 1995, between the corporation and Heather Glen Resources, Inc., a West Virginia corporation (the “Area A Designation Agreement”) and which are owned, leased or subleased by the corporation or any Subsidiary (as hereinafter defined) at the Time of Designation as defined in the Area A Designation Agreement.  A copy of the Area A Designation Agreement is on file in the office of the Secretary of the corporation upon request.  As used in this Article 4, Subsidiary means a corporation, limited liability company, partnership or other entity which is, directly or indirectly, majority owned by the corporation.

(iii)                               As used in this section 4.4, Area A Mining Companies means one or more of the following:  (a) the corporation or a Subsidiary where the corporation or such Subsidiary owns, leases or subleases coal reserves in Area A and is engaged in the extraction of such coal, whether directly through the conduct of mining operations or indirectly through the employment of contract miners, and (b) a person or entity other than the corporation or a Subsidiary which leases or subleases coal reserves in Area A from the corporation or a Subsidiary, extracts such coal and sells it to the corporation or a Subsidiary.

(iv)                              The holders of record of the Class C Preferred Stock shall be entitled to receive, as and when declared by the directors, special dividends as follows:  In the event that a Mineral Property Transfer (as hereinafter defined) occurs, a special dividend shall be payable in an amount calculated as hereinafter set forth, and no more, each such special dividend to accrue and be cumulative from the date of the Mineral Property Transfer or Subsequent Payment (as hereinafter defined) giving rise thereto and to be payable, except as otherwise provided in this paragraph with respect to a Subsequent Payment, no later than forty-five (45) days following the date of such Mineral Property Transfer.  As used in this paragraph 4.4(b)(iv), the term Mineral Property Transfer means a sale, lease, sublease or other transfer by the corporation or a Subsidiary to a transferee other than the corporation or a Subsidiary of Mineral Property (as hereinafter defined) for an aggregate consideration greater than $500,000.  As used in this paragraph 4.4(b)(iv), the term Mineral Property means mineral property in Upshur County designated as Mineral Property in the Area A Designation Agreement.  Each Special dividend payable in the event of a Mineral Property Transfer shall be calculated by dividing the total acreage of Mineral Property at the Time of Designation (consisting of 28,051 acres) into the number of acres of Mineral Property transferred pursuant to such Mineral Property Transfer, and multiplying the result by the Sales Price (as hereinafter defined).  As used in this paragraph 4.4(B)(iv), Sales Price means the consideration paid to the corporation or a Subsidiary in consideration for such Mineral Property Transfer.  In the event that all or any portion of the consideration received for Mineral Property is not monetary, the Sales Price shall include the Fair Market Value of such non-monetary consideration.  In the event that Mineral Property is leased or subleased by the corporation or a subsidiary and any portion of the consideration to the corporation or such Subsidiary is payable as lease payments, royalties or otherwise over the term of the lease or sublease (“Subsequent Payments”), then in such event, unless the corporation determines that the aggregate Subsequent Payments for such Mineral Property will exceed $500,000, the corporation or such Subsidiary shall obtain from an independent surveyor or appraiser an estimate of the Subsequent Payments for such Mineral Property, and in the further event that the corporation or such subsidiary or such independent surveyor or appraiser determines that the consideration including the aggregate Subsequent Payments for such Mineral Property will exceed $500,000, then the special dividend with respect to any portion of the Sales Price which constitutes a Subsequent Payment shall be payable within sixty (60) days after the end of the calendar year in which each such Subsequent Payment was received and shall be calculated by dividing the total acreage of Mineral Property at the Time of Designation (consisting of 28,051 acres) into the number of acres of Mineral Property transferred in consideration for such Subsequent Payment, and multiplying the result by each such Subsequent Payment.  As used in this paragraph 4.4(B)(iv), the term Fair Market Value means the monetary amount which would be obtained in an arm’s-length free market transaction.  Any such special dividend shall be cumulative and no dividend shall be declared, paid or set apart for payment upon the Common Stock of the corporation unless all then unpaid and accumulated special dividends on the Class C Preferred Stock shall have been declared and paid or set apart for payment.

(C)                               Liquidation.  In the event of the liquidation, dissolution or winding-up of the corporation among stockholders for the purpose of winding up its affairs, the holders of the Class C Preferred Stock shall, before any amount shall be paid to or any property or assets of the corporation distributed among the holders of the Common Stock of the corporation, be entitled to receive a sum equal to $13,000 per share less the aggregate amount of any special dividends previously paid on such share pursuant to paragraph 4.4(B)(iv) of this Article 4 (the “Class C Liquidation Value”) together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Class C Liquidation Value, and paid within 45 days following the date of distribution of the Class C Liquidation Value, and paid within 45 days following the date of distribution of the Class C Liquidation Value) other than special dividends payable pursuant to paragraph 4.4(B)(iv) of this Article 4.  After payment to the holders of the Class C Preferred Stock of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the corporation.  In the event the amounts above provided for cannot be paid in full as above provided in respect of the Class C Preferred Stock then outstanding, the holders of shares of Class C Preferred stock then outstanding shall share ratably in any amounts available for such payments.

(D)                               Redemption.  In the event the corporation elects at any time to redeem shares of the Class C Preferred Stock, the corporation shall redeem the shares at a price equal to the Class C Liquidation Value together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Class C Liquidation Value, and paid within 45 days following the date of distribution of the Class C Liquidation Value) other than special dividends payable pursuant to paragraph 4.4(B)(iv) of this Article 4.  The holders of shares of the Class C Preferred Stock shall not have the right at any time to require the redemption of such shares.

4.5                               The Class D Preferred Stock shall have the following powers, preferences and other rights and the following qualifications, limitations and restrictions

(A)                               Voting.  Except as otherwise provided by law, the holders of the Class D Preferred Stock shall have no voting rights on matters put to a vote of the stockholders of the corporation.

(B)                               Dividends.

(i)                                     The holders of record of the Class D Preferred Stock shall be entitled to receive, as and when declared by the directors, dividends as follows:  For a period of fifteen years from and after [January 1, 1996], cumulative preferential dividends in an amount equal to two and one-half percent (2-1/2%), and thereafter cumulative preferential dividends in an amount equal to one and one-half percent (1-1/2%), of the Gross Realization from Area F Coal (as hereinafter defined) during the immediately preceding calendar quarter, or during so much of such calendar quarter as such holders’ shares of Class D Preferred Stock were outstanding, and no more, such dividends to accrue whether or not declared and be cumulative from said date and to be payable quarterly.  Such dividends shall be cumulative and no dividend shall be declared, paid or set apart for payment upon the Class C Preferred Stock or the Common Stock of the corporation unless all then unpaid and accumulated dividends on the Class D Preferred Stock up to and including the dividend payment of the last completed period for which such dividends shall be payable shall have been declared and paid at any time without reference to any regular dividend payment date.

(ii)                                  As used in this section 4.5, the following terms shall have the following meanings:  Gross Realization from Area F Coal during a calendar quarter means the aggregate sale price obtained by the Area F Mining Companies

(as hereinafter defined), f.o.b.  rail or truck at the loading point, for all Area F Coal produced and sold by the Area F Mining Companies and the sale of which was accrued on the books of the Area F Mining Companies during such calendar quarter.  Area F Coal means coal which has been produced from the reserves owned, leased or subleased by the corporation or any Subsidiary in Upshur and Randolph Counties, West Virginia, identified as Area F in that certain Area F Designation Agreement made as of the 28th of December, 1995, between the corporation and Melrose Coal Company, Inc., a West Virginia corporation (the “Area F Designation Agreement”).  A copy of the Area F Designation Agreement is on file in the office of the Secretary of the corporation and shall be made available without charge to any stockholder of record of the corporation upon request.  Area F Mining Companies means one or more of the following:  (a) the corporation or a Subsidiary where the corporation or such Subsidiary owns, leases or subleases coal reserves in Area F and is engaged in the extraction of such coal, whether directly through the conduct of mining operations or indirectly through the employment of contract miners, and (b) a person or entity other than the corporation or a Subsidiary, extracts such coal and sells it to the corporation or a Subsidiary.

(C)                               Liquidation.  In the event of the liquidation, dissolution or winding-up of the corporation or other distribution of assets of the corporation among stockholders for the purpose of winding up its affairs, the holders of the Class D Preferred Stock shall, before any amount shall be paid to or any property or assets of the corporation distributed among the holders of the Class C Preferred Stock or the Common Stock of the corporation, be entitled to receive a sum equal to $7,000 per share (the “Class D Liquidation Value”) together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Class D Liquidation Value, and paid within 45 days following the date of distribution of the Class D Liquidation Value).  After payment to the holders of the Class D Preferred Stock of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the corporation.  In the event the amounts above provided for cannot be paid in full as above provided in respect of the Class D Preferred Stock then outstanding, the holders of shares of Class D Preferred stock then outstanding shall share ratably in any amounts available for such payments.

(D)                               Redemption and Mandatory Redemption.

(i)                                     In the event the corporation elects at any time to redeem shares of the Class D Preferred Stock, the corporation shall redeem the shares at a price equal to the Class D Liquidation Value together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Class D Liquidation Value, and paid within 45 days following the date of distribution of the Class D Liquidation Value).

(ii)                                  In the event that on or before December 31, 2005, the corporation shall not have paid dividends and special dividends in respect of the Class D Preferred Stock in an aggregate amount of $5,000,000 or more, then the corporation, if so requested by a holder of Class D Preferred Stock in a written notice received by the corporation no later than January 31, 2006, shall, out of funds legally available therefor, redeem such stockholder’s shares of Class D Preferred Stock over a period of five years by redeeming twenty percent (20%) of such stockholder’s shares of Class D Preferred Stock on or before December 31, 2006 and December 31 of each of the next four succeeding years (the “Class D Redemption Dates”) at a redemption price equal to the Class D Liquidation Value together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Class D Liquidation Value, and paid within 45 days following the date of distribution of the Class D Liquidation Value); provided, however, that if, as of any Class D Redemption Date the corporation shall not have funds legally available therefor sufficient to redeem all shares of Class D Preferred Stock to be redeemed on such date, then the corporation shall redeem on such date such number of shares of Class D Preferred Stock to be redeemed as it shall have funds legally available therefor and the remainder of the shares of Class D Preferred Stock which were to have been redeemed shall be redeemed promptly from time to time as the corporation shall have funds legally available therefor.  On and after any Class D Redemption Date and until the corporation shall have redeemed all of the shares of the Class D Preferred Stock to be redeemed on such date in accordance with this paragraph 4.5(D)(ii), no dividend shall be declared, paid or set apart for payment upon the Class C Preferred Stock or the Common Stock of the corporation.  No fractional shares shall be redeemed.

(iii)                               The corporation shall, out of funds legally available therefor, redeem any shares of the Class D Preferred Stock which are issued and outstanding on December 31, 2010, over a period of five years by redeeming twenty percent (20%) of the shares held by each holder of Class D Preferred Stock on or before December 31, 2011 and December 31 of each of the next four succeeding years (the “Class D Final Redemption Dates”) at a redemption price equal to the Class D Liquidation Value together with all accrued and unpaid dividends (which for such purpose shall be calculated from the expiration of the last period for which dividends have been paid up to and including the date of distribution of the Class D Liquidation Value, and paid within 45 days following the date of distribution of the Class D Liquidation Value); provided, however, that if , as of any Class D Final Redemption Date the corporation shall not have funds legally available therefor sufficient to redeem all shares of Class D Preferred

Stock to be redeemed on such date, then the corporation shall redeem on such date such number of shares of Class D Preferred Stock to be redeemed as it shall have funds legally available therefor and the remainder of the shares of Class D Preferred Stock which were to have been redeemed shall be redeemed promptly from time to time as the corporation shall have funds legally available therefor.  On and after any Class D Final Redemption Date and until the corporation shall have redeemed all of the shares of the Class D Preferred Stock to be redeemed on such date in accordance with this paragraph 4.5(D)(ii), no dividend shall be declared, paid or set apart for payment upon the Class C Preferred Stock or the Common Stock of the corporation.  No fractional shares shall be redeemed.

(iv)                              The holders of shares of the Class D Preferred Stock shall not have the right at any time to require the redemption of such shares, except as provided in paragraphs 4.5(D)(ii) and 4.5(D)(iii) of this Article 4.

5.                                      The corporation is to have perpetual existence.

6.                                      To the full extent permitted by law, the corporation shall (a) indemnify any person or such person’s heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives or assigns who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action, suit or proceeding and (b) advance expenses incurred by an officer or director in defending such civil or criminal action, suit or proceeding to the full extent authorized or permitted by the laws of the State of Delaware upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized by Section 145 of the Delaware General Corporation Law.

7.                                      A director shall have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; however, the foregoing provision shall not eliminate the liability of a director (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

8.                                      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.  Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9.                                      On any matter requiring approval of the board of directors, each Class A Director shall be entitled to cast a number of votes equal to the number of outstanding shares of Class A Common Stock divided by the number of Class A Directors then on the board of directors and each Class B Director shall be entitled to cast a number of votes equal to the number of outstanding shares of Class B Common Stock divided by the number of Class B Directors then on the board of directors.  Fractional votes shall be permitted.  A director shall not split his vote, but shall vote all of his votes the same way on any single matter. Except as otherwise provided by law or by this certificate or the by-laws of the corporation, approval of any matter submitted to the board of directors shall require a number of affirmative votes at least equal to a majority of the number of outstanding shares of Common Stock of the corporation, without regard to class.

10.                               Any action taken by the board of directors or the stockholders of the corporation to amend this Fifth Restated Certificate of Incorporation, or merge or consolidate with another corporation, or dissolve, shall require a number of affirmative votes equal to more than two-thirds of the number of outstanding shares of Common Stock of the corporation, without regard to class, or the affirmative vote of the holders of more than two-thirds of the outstanding Common Stock of the corporation, without regard to class.

11.                               The by-laws of the corporation currently in effect may be amended or repealed by a resolution of the board of directors passed by a number of affirmative votes equal to more than two-thirds of the number of outstanding shares of Common Stock of the corporation.

- Signature Page Follows -

Dated on this 31st day of December 2007.

/s/ Samuel R. Kitts
Name: Samuel R. Kitts
Title: President

ANKER GROUP, INC.

ACTION BY CONSENT

IN WRITING IN LIEU OF A MEETING

OF THE SOLE SHAREHOLDER

March  8  , 2002

The undersigned, being the sole shareholder of ANKER GROUP, INC., a Delaware corporation (the “Corporation”), does hereby consent in writing, pursuant to Section 228 of the General Corporation Law of the State of Delaware and the By-laws of the Corporation, to the action taken in the following resolutions:

WHEREAS, it is in the best interest of the Corporation to amend its Bylaws to provide for a board of directors of not less than one (1) nor more than three (3) members;

NOW, THEREFORE, BE IT RESOLVED:  That, effective immediately, the appropriate section of the Bylaws of the Corporation is hereby amended and restated to read in its entirety as set forth below„

“The Board of Directors shall consist of such number of directors, not less than one (1) nor more than three (3), as may be determined from time to time by resolution of the Board of Directors.”

FURTHER RESOLVED:  That, effective immediately, Gerald Peacock is hereby elected to serve as the sole director of the Corporation in accordance with the Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date first set forth above.

Anker Coal Group, Inc.

By:	/s/ Gerald Peacock
Title: President